 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2015

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	– Material Contracts

On March 5, 2014, DNB Financial Corporation (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Agreement”) with an  accredited investor under which the Company issued a $9.75 million subordinated note (the “Note”) to the  investor. The Note has a maturity date of March 6, 2025, and will bear interest at a fixed rate of 4.25% per annum for the first 5 years and then float at the Wall Street Journal Prime rate  plus1.00%, provided that the interest rate applicable to the outstanding principal balance will at no time be less than 3.0% and more than 5.75% per annum.

The Company may, at its option, beginning with the first interest payment date after March 6, 2019, and on any interest payment date thereafter, redeem the Note, in whole or in part, at par plus accrued and unpaid interest to the date of redemption. The Note is not subject to repayment at the option of the noteholder.

The Note will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to the Company’s senior indebtedness and to the Company’s obligations to its general creditors.

The Note is intended to qualify as Tier 2 capital for regulatory purposes. As discussed in Section 8.01 below, the Company has used  the  proceeds from the sale of the Note to redeem a portion of its outstanding shares of Non-Cumulative Perpetual Preferred Stock, Series 2011A, which it issued to the United States Department of the  Treasury pursuant to its participation in the Small Business Lending Fund Program.

The Note was offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Note was offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

The foregoing summary description of the Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the Agreement and to the  Note, copies of which are filed hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in response to Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On March 6, 2015, the Company  redeemed  9,750 of the 13,000 shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series 2011A (“Series 2011A Preferred Stock”), that had been issued to the United States Department of the Treasury on August 4, 2011 in connection with the Company’s participation in the Small Business Lending Fund program. The shares were redeemed at their liquidation value of $1,000 per share plus accrued dividends for a total redemption price of $9,767,604.17. Following the consummation of this partial redemption, the Company continues to have outstanding 3,250 shares of its Series 2011A Preferred Stock.

The partial redemption was approved by the Company's primary federal regulator and was funded with the proceeds of a $9.75 million private placement described above  in Item 1.01. After the partial redemption, the Company and its wholly owned banking subsidiary, DNB First, National Association, will continue to have capital in excess of minimum regulatory requirements and at levels that qualify as "well capitalized" under applicable regulatory guidelines.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

4.1	Subordinated Note

10.1	Subordinated Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

March 10, 2015	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Subordinated Note
10.1	Subordinated Note Purchase Agreement